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As filed with the Securities and Exchange Commission on January 28, 2013.

Registration No. 333-186019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bonanza Creek Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	61-1630631 (I.R.S. Employer Identification No.)

410 17th Street, Suite 1400
Denver, Colorado 80202
(720) 440-6100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael R. Starzer President and Chief Executive Officer Bonanza Creek Energy, Inc. 410 17th Street, Suite 1400 Denver, Colorado 80202 (720) 440-6100	Christopher I. Humber, Esq. Senior Vice President, General Counsel & Secretary Bonanza Creek Energy, Inc. 410 17th Street, Suite 1400 Denver, Colorado 80202 (720) 440-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Dallas Parker, Esq.
Mayer Brown LLP
700 Louisiana Street,
Suite 3400
Houston, Texas 77002
(713) 238-3000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

              If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

              Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Primary Offering:

Common Stock, par value $0.001 per share

Preferred Stock, par value $0.001 per share(4)

Debt Securities(5)

Warrants(6)

Units

Total for sale by Registrant

Secondary Offering:

Common Stock, par value $0.001 per share

Total			$1,000,000,000	$136,400(7)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock, debt securities and such indeterminate number of units and principal amount of debt securities as may be issued upon conversion or exchange of any preferred stock, warrants, debt securities registered hereunder that provide for conversion, redemption, repurchase or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)
This registration statement covers up to $1,000,000,000 of an indeterminate principal amount or number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate number of units and principal amount of debt securities as shall have an aggregate initial offering price not to exceed $1,000,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies), including common stock sold by selling stockholders described in this registration statement. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $1,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units together with any of the other securities registered hereunder.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)
Subject to note (2), an indeterminate number of these securities may or may not be convertible into our common stock.

(5)
Subject to note (2), an indeterminate amount of these securities may be senior or subordinated debt securities and may or may not be convertible into our common stock or preferred stock.

(6)
Subject to note (2) above, an indeterminate number of warrants to purchase shares of our common stock, preferred stock or debt securities is being registered hereunder.

(7)
Previously paid.

              The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 28, 2013

PROSPECTUS

$1,000,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. This prospectus provides you with a general description of the securities we may offer. We may offer and sell the following securities:

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  Common stock;

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  Preferred stock, which may or may not be convertible into our common stock;

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  Senior or subordinated debt securities, which may or may not be convertible into our common stock or preferred stock;

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  Warrants to purchase common stock, preferred stock or debt securities; and

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  Units comprised of common stock, preferred stock, debt securities and warrants in any combination.

        In addition, selling stockholders to be named in one or more prospectus supplements may offer, from time to time, shares of our common stock. We will not receive the proceeds from sales of common stock by these selling stockholders.

        We will provide specific terms of any offering and these securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add to, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers, and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, any applicable fees, commissions, discounts and any over-allotment options held by them will be described in the applicable prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

        Our common stock is traded on the New York Stock Exchange (NYSE) under the symbol "BCEI."

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 4 of this prospectus and in the documents that are incorporated by reference herein and contained in the applicable prospectus supplement and any related free writing prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January [    •    ], 2013.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus, and selling stockholders to be named in one or more prospectus supplements may, from time to time, sell our common stock in one or more offerings up to a total dollar amount of proceeds of $1,000,000,000.

        This prospectus only provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any related free writing prospectus, together with additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference."

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement or a related free writing prospectus, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

        The terms "we," "us," "our," "our company," "the company" and "Bonanza Creek Energy" refer to Bonanza Creek Energy, Inc. and its subsidiaries, unless the context otherwise requires or where otherwise indicated.

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including information incorporated herein by reference, contains various statements, including those that express belief, expectation or intention, as well as those that are not statements of historic fact, that are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements may include projections and estimates concerning our capital expenditures, our liquidity and capital resources, our estimated revenues and losses, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, our business strategy and other statements concerning our operations, economic performance and financial condition. When used in this prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. We have based these forward-looking statements on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. The actual results or developments anticipated by these forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, and may not be realized or, even if substantially realized, may not have the expected consequences. Forward-looking statements may include statements about:

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  our ability to replace oil and natural gas reserves; declines or volatility in the prices we receive for our oil and natural gas;

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  our financial position;

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  our cash flow and liquidity;

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  general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;

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  the recent economic slowdown that has and may continue to adversely affect consumption of oil and natural gas by businesses and consumers;

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  our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped acreage positions;

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  the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

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  uncertainties associated with estimates of proved oil and gas reserves and, in particular, probable and possible resources;

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  the possibility that the industry may be subject to future regulatory or legislative actions (including additional taxes and changes in environmental regulation);

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  environmental risks;

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  drilling and operating risks;

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  exploration and development risks;

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  competition in the oil and natural gas industry;

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  management's ability to execute our plans to meet our goals;

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  our ability to retain key members of our senior management and key technical employees;

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  access to adequate gathering systems and pipeline take-away capacity to execute our drilling program;

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  our ability to secure firm transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;

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  costs associated with perfecting title for mineral rights in some of our properties;

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  continued hostilities in the Middle East and other sustained military campaigns or acts of terrorism or sabotage; and other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations or pricing.

        All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

THE COMPANY

        We are an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Our assets and operations are concentrated primarily in the Wattenberg Field in Colorado (Rocky Mountain region) and southern Arkansas (Mid-Continent region). Our management team has extensive experience acquiring and operating oil and gas properties, which we believe will contribute to the development of our sizable inventory of projects including those targeting the Niobrara oil shale formation in our Rocky Mountain region and oily Cotton Valley sands in our Mid-Continent region.

        We were incorporated under the laws of the State of Delaware on December 2, 2010. Our principal executive offices are located at 410 17th Street, Suite 1400, Denver, Colorado 80202. The telephone number at our principal executive offices is (720) 440-6100. Our website address is www.bonanzacrk.com. Information contained on our website is not deemed part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

        For purposes of computing the ratio of earnings to fixed charges, earnings represent pre-tax income (loss) from continuing operations plus fixed charges. Fixed charges represent estimated interest within rental expense. The following table sets forth our ratios of earnings to fixed charges for each period indicated.

		Year Ended December 31,
	Nine Months Ended September 30, 2012
		2011	2010(1)	2009(2)		2008(2)	2007(2)
Ratio of earnings to fixed charges	22.83	7.88	1.54	(4.29)	(3)	4.65	(4.43)	(4)

(1)
Based on combined financial information for the 8 day period ended December 31, 2010 for Bonanza Creek Energy, Inc. and the 357 day period ended December 23, 2010 for Bonanza Creek Energy, LLC, a predecessor company.

(2)
Based on financial information for Bonanza Creek Energy, LLC, a predecessor company.

(3)
The coverage deficiency was $129.8 million.

(4)
The coverage deficiency was $40.4 million.

 RISK FACTORS

        Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K that may be filed from time to time, and other disclosures in those documents relating to risks that may affect us, including disclosures regarding commitments and contingencies in the notes to our financial statements. All of the foregoing documents are incorporated by reference into this prospectus to the extent described in "Information Incorporated by Reference." Also, please read "Cautionary Statement Regarding Forward-Looking Statements." Additional risk factors that you should carefully consider may be included in a prospectus supplement relating to an offering of securities by us or a selling stockholder or any related free writing prospectus.

        The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially and adversely affected.

         New environmental legislation or regulatory initiatives could result in increased costs and additional operating restrictions or delays.

        We are subject to extensive federal, state, and local laws and regulations concerning health, safety, and environmental protection. Government authorities frequently add to those requirements. Recently, the United States Environmental Protection Agency ("EPA") issued final rules that would establish new air emission controls for natural gas processing operations as well as oil and natural gas production. Among other things, the latter rules cover natural gas hydraulic fracturing. Hydraulic fracturing is an important and commonly used process in the completion of oil and natural gas wells in low-permeability formations that involves the injection of water, proppant, and chemicals under pressure into rock formations to stimulate hydrocarbon production. After several parties challenged the regulations in court, EPA announced that it intends to grant requests for reconsideration of certain requirements and to evaluate whether reconsideration of other issues is warranted. At this point, we cannot predict the final regulatory requirements or the cost to comply with such requirements. Beyond that, the U.S. Department of the Interior proposed a new rule regulating hydraulic fracturing activities on federal lands that would have covered disclosure, well bore integrity, and handling of flowback water, but now intends to issue a revised proposal. In addition to these ongoing federal initiatives, state and local governments where we operate have moved to require disclosure of fracturing fluid components or otherwise to regulate their use more closely. In certain areas of the country, new drilling permits for hydraulic fracturing have been put on hold pending development of additional standards. Similarly, governmental authorities continue to develop requirements for the emission of greenhouse gases that are being linked to climate change. The adoption of future federal, state or local laws or implementing regulations imposing new environmental obligations on, or otherwise limiting, our operations could make it more difficult and more expensive to complete oil and natural gas wells, increase our costs of compliance and doing business, delay or prevent the development of certain resources (including especially shale formations that are not commercial without the use of hydraulic fracturing), or alter the demand for and consumption of our products and services. We cannot assure you that any such outcome would not be material, and any such outcome could have a material and adverse impact on our cash flows and results of operations.

 USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities by us in order to fund or accelerate development growth plans; refinance, in whole or in part, existing indebtedness; finance, in whole or in part, the costs of acquisitions or capital expenditures; or general corporate purposes. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest the proceeds in short-term investments. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

        We will not receive any proceeds from the sale of shares of our common stock by any of our selling stockholders.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 225,000,000 shares of common stock, par value $0.001 per share, of which approximately 40,115,536 were issued and outstanding as of December 31, 2012; and 25,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding as of December 31, 2012.

        The rights of our stockholders are governed by the Delaware General Corporation Law (the "DGCL"), our second amended and restated certificate of incorporation and our second amended and restated bylaws. The following is a summary of the material terms of our capital stock and is qualified in its entirety by reference to our second amended and restated certificate of incorporation and our second amended and restated bylaws, each of which is incorporated by reference in this prospectus.

        Our common stock is listed on the NYSE under the symbol "BCEI."

Common Stock

        Dividend and Liquidation Rights.    Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds lawfully available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        The right of holders of our common stock to receive dividends and distributions upon liquidation will be subject to the satisfaction of any applicable preference granted to the holders of any preferred stock that may then be outstanding.

        Voting and Other Rights.    Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. The affirmative vote of at least a majority of our outstanding voting stock will be required to amend or repeal provisions of our second amended and restated certificate of incorporation.

        No Preemptive, Conversion or Redemption Rights.    Our common stock has no preemptive, conversion or exchange rights and is not subject to further calls or assessment by us. There are no redemption, retraction, purchase for cancellation or sinking fund provisions applicable to our common stock, nor are there any provisions discriminating against any existing or prospective holder of our common stock as a result of such holder owning a substantial amount of common stock. There are no restrictions on alienability of the common stock subject to this registration statement.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. With respect to any series of preferred stock, our board of directors is authorized to determine the terms and rights of that series, including:

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  the designation of the series and the number of shares to constitute the series;

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  the dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;

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  whether the shares of the series shall be subject to redemption by us and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

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  the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

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  whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

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  the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

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  the restrictions, if any, on the issue or reissue of any additional preferred stock; and

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  the rights of the holders of the shares of the series upon the dissolution, liquidation or winding up of the company.

        We could issue a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt. We will make any determination to issue preferred stock based on our judgment as to the best interests of our company and our stockholders. In so acting, we could issue preferred stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their common stock over the then-current market price of the common stock.

Registration Rights

        We have entered into a registration rights agreement with certain of our stockholders relating to the shares of our common stock held by them and covered by the agreement. Under the registration rights agreement, the rights holders have the right, subject to certain terms and conditions, to require us to register under the Securities Act for offer and sale all or a portion of the shares of common stock held by such stockholders.

Certain Anti-Takeover Matters

        Our second amended and restated certificate of incorporation and second amended and restated bylaws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage or prevent a change in control of our company, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders' shares.

        Among other things, our second amended and restated certificate of incorporation and bylaws:

  •
  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

  •
  provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

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  our board of directors is divided into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

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  provide that the authorized number of directors may be changed only by resolution of the board of directors;

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  provide that stockholders may only act at a duly called meeting and may not act by written consent in lieu of a meeting;

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  provide that stockholders are not permitted to call special meetings of stockholders. Only our board of directors, Chairperson, Chief Executive Officer and President are permitted to call a meeting of stockholders; and

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  provide that our board of directors may alter or repeal our bylaws or approve new bylaws without further stockholder approval.

Delaware Anti-Takeover Law

        Our company is a Delaware corporation subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

        Section 203 defines a "business combination" as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an "interested stockholder" as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation's voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

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  our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and issued employee stock plans, under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

  •
  the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by the anti-takeover law.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms "we," "us," "our," "our company," "the Company," and "Bonanza Creek" refer to Bonanza Creek Energy, Inc., a Delaware corporation, and not any of its subsidiaries, unless the context requires.

        Senior debt securities will be issued under an indenture between us and a trustee that we will select. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between us and a trustee that we will select. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

        The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

        The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. We may from time to time, without giving notice to or seeking the consent of the holders of a series of debt securities issued under an indenture, issue debt securities under that indenture having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the debt securities of a series previously issued under that indenture. Any additional debt securities having such similar terms, together with the debt securities of the applicable series, will constitute a single series of securities under the applicable indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to the applicable series of debt securities.

        The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material.

        Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all senior debt securities of ours as described below under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement. The indentures do not limit the amount of senior, pari passu and junior indebtedness that we may issue.

        We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. The debt securities will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. As a result, the debt securities will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. In addition, to the extent the debt securities are unsecured, the debt securities will also effectively rank junior in right of payment to any secured debt that we may have outstanding to the extent of the value of the assets securing such debt.

        The prospectus supplement and/or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

  •
  the title of the offered debt securities;

  •
  any limit upon the aggregate principal amount of the offered debt securities;

  •
  the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

  •
  the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

  •
  the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

  •
  the period or periods within which, the price or prices at which, the currency in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

  •
  our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  whether the offered debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

  •
  the denominations in which the offered debt securities shall be issuable if other than in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

  •
  if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

  •
  if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

  •
  whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

  •
  the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

  •
  the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

  •
  any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

  •
  if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

  •
  the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and

  •
  any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

        Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

        Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

        If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement and/or other offering material.

        We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement and/or other offering material.

Merger

        Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other corporation, provided that:

  •
  immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing;

  •
  the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof; and

  •
  the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

        In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

        Other than the covenants described above, or as set forth in any accompanying prospectus supplement and/or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indentures

        With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of such holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

  •
  change the stated maturity of the principal of, or any premium or installment of interest on, any debt security of that series;

  •
  reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any premium payable upon the redemption of, any debt security;

  •
  reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

  •
  change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security of that series;

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on any debt security of that series is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of that series or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

  •
  make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock or preferred stock or other securities, cash or property in accordance with its terms;

  •
  modify any of the provisions of the indenture relating to the offices for notices and payments, filling vacancies in the trustee's office, and paying agent provisions in a manner adverse to holders of the debt securities; or

  •
  reduce the percentage of debt securities of that series, the holders of which are required to consent to:

  •
  any supplemental indenture;

  •
  rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

  •
  waive any past event of default under the applicable indenture and its consequences; and

  •
  waive compliance with other specified provisions of the applicable indenture.

        In addition, as described in the description of "Events of Default" set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default with respect to such series of debt securities in specified circumstances and may direct the trustee in enforcement of remedies.

        We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

  •
  to evidence the succession of another corporation to us under the applicable indenture, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of us pursuant to the applicable indenture;

  •
  to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

  •
  to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

  •
  to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

  •
  to make other provisions in regard to matters or questions arising under the applicable indenture as shall not adversely affect the interests of the holders and to make any change that would provide additional rights or benefits to the holders of any or all series or that does not adversely affect the legal rights under the applicable indenture of any such holder;

  •
  to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

  •
  to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

  •
  to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

  •
  to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Legal Defeasance and Covenant Defeasance

        Each indenture will provide that, at our option, we:

  •
  will be discharged from any and all obligations in respect of the debt securities of a series, except for certain obligations set forth in the indenture that survive such discharge ("legal defeasance"); or

  •
  may omit to comply with certain restrictive covenants of the indenture, including those described under "Merger," and the occurrence of an event described in clause (4) under "Events of Default" with respect to any such covenants will no longer be an event of default ("covenant defeasance");

in each case, if

  •
  we irrevocably deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such series of debt securities, (i) lawful money,

    (ii) direct obligations of the government which issued the currency in which such debt securities are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which such debt securities are denominated and which are not callable or redeemable at the option of the issuer thereof) or (iii) a combination thereof, in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to the debt securities of such series then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities;

  •
  no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default with respect to debt securities of such series shall have occurred and be continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency are concerned, at any time during the period ending on the 91st day after the date of the deposit or, if longer, ending on the day following the expiration date of the longest preference period applicable to us in respect of the deposit (and this condition will not be deemed satisfied until the expiration of such period);

  •
  the defeasance will not cause the trustee to have any conflicting interest with respect to any of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

  •
  the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we bound;

  •
  we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture; and

  •
  we shall have delivered an officer's certificate and an opinion of counsel stating that the conditions to such defeasance set forth in the indenture have been complied with.

        If we fail to comply with our remaining obligations under the indenture after a covenant defeasance with respect to the debt securities of any series and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

Satisfaction and Discharge

        With respect to any series of debt securities, the applicable indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities of such series, as expressly provided for in the indenture) as to all outstanding debt securities of such series when:

  (1)
  either (a) all the debt securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all of the debt securities of such series (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee lawful money, direct or guaranteed government obligations, or a combination thereof, of the nature and in the amounts described above under the heading "Legal Defeasance and Covenant Defeasance" above in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the debt securities of such series to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  we have paid all other sums payable under the indenture in respect of such series of debt securities; and

  (3)
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.

Events of Default

        As to any series of debt securities, an event of default is defined in the applicable indenture as being:

  (1)
  failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

  (2)
  failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

  (3)
  failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due;

  (4)
  failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

  (5)
  if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of ours, whether such indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $25,000,000 in principal amount of such indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such indebtedness in principal amount in excess of $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

  (6)
  we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $25,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  (7)
  specified events of bankruptcy, insolvency, receivership or reorganization; or

  (8)
  any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

        So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer's knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

        Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

        If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the principal amount of the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

        Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

        The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Subordination of Subordinated Debt Securities

        Except as set forth in the related prospectus supplement and/or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term "senior indebtedness" means:

  •
  the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

  •
  renewals, extensions and refunding of any senior indebtedness;

  •
  interest or obligations in respect of any senior indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

        Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money's worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

        In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money's worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money's worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

        This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.

        The indentures and provisions of the Trust Indenture Act of 1939 that are incorporated by reference in the indentures contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. However, if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

Book-Entry, Delivery and Settlement

        We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC.

        We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC directly to discuss these matters.

        DTC has advised us that:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934;

  •
  DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates;

  •
  Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

  •
  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

  •
  Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        We expect that under procedures established by DTC:

  •
  Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

  •
  Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        Investors in the global securities who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in securities may be subject to the procedures and requirements of DTC.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC's procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

        Neither we nor the trustee will have any responsibility or liability for any aspect of DTC's records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC's records relating to the debt securities.

        We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants' accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC's records. We also expect that payments by DTC's participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC's participants will be responsible for those payments.

        Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC's rules and will be settled in immediately available funds.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

        Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the company, the trustee or any of their respective agents will have any responsibility for the performance by DTC or its respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

        We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

  •
  DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

  •
  An event of default with respect to the debt securities has occurred and is continuing; or

  •
  We decide not to have the debt securities represented by a global security.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

        We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global securities are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

 DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus or prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus or prospectus supplement. If we indicate in the prospectus or prospectus supplement, the terms of any warrants offered under that prospectus or prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

        We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus or prospectus supplement relating to a particular series of warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

        We will describe in an applicable prospectus or prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the number of debt securities purchasable upon exercise of one warrant and the price at which such securities may be purchased upon exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus or prospectus supplement at the exercise price that we describe in the applicable prospectus or prospectus supplement. Unless we otherwise specify in the applicable prospectus or prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus or prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus or prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus or prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus or prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus or prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

General

        We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities," and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 SELLING STOCKHOLDERS

        This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the "selling stockholders," who own shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders originally acquired the shares of our common stock included in this prospectus through private placements of our common stock prior to our initial public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Information about the selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

 PLAN OF DISTRIBUTION

        We or the selling stockholders may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement or related free writing prospectus.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement or related free writing prospectus. In connection with the sale of offered securities, underwriters may be deemed to have received compensation from us or the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us or the selling stockholders to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement or related free writing prospectus. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling stockholders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable prospectus supplement or related free writing prospectus.

        Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us, our subsidiaries and the selling stockholders in the ordinary course of business.

LEGAL MATTERS

        Mayer Brown LLP of Houston, Texas, has provided its opinion on the validity of the securities offered by this prospectus.

EXPERTS

        The consolidated financial statements of Bonanza Creek Energy, Inc. and its subsidiaries as of December 31, 2011 and 2010, and for the year ended December 31, 2011 and the period from its inception (December 23, 2010) to December 31, 2010, and Bonanza Creek Energy Company, LLC and subsidiaries (predecessor) consolidated financial statements for the period January 1, 2010 to December 23, 2010 and the year ended December 31, 2009, included in our Current Report on

Form 8-K, filed with the SEC on January 28, 2013, have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The historical oil and natural gas reserve information as of January 1, 2012 and related information included and incorporated by reference in this prospectus have been derived from engineering reports prepared by Cawley, Gillespie & Associates, Inc. The estimates have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us can be inspected and copies at the SEC's Public Reference Room located at 100 F Street, N.E. Washington, D.C. 20549 at the prescribed rates. The SEC also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Room.

        This prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the SEC or copies thereof obtained at prescribed rates from the public reference section of the SEC at the addresses set forth above.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC (File number 000-35371) pursuant to the Exchange Act are incorporated herein by reference (excluding any information "furnished" on any Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 22, 2012;

  •
  our Quarterly Reports on Form 10-Q for the period ended March 31, 2012, filed with the SEC on May 11, 2012; for the period ended June 30, 2012, filed with the SEC on August 13, 2012; and for the period ended September 30, 2012, filed with the SEC on November 9, 2012;

  •
  our Current Reports on Form 8-K, filed with the SEC on June 18, 2012, August 6, 2012, August 8, 2012, October 30, 2012, November 21, 2012 and January 28, 2013;

  •
  our Definitive Proxy Statement, filed with the SEC on April 30, 2012; and

  •
  the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on December 9, 2011.

        We incorporate by reference the documents listed above and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information "furnished" on any Current Report on Form 8-K), after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may obtain free of charge, upon written or oral request, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to:

Bonanza Creek Energy, Inc.
Attention: General Counsel
410 17th Street, Suite 1400
Denver, CO 80202
Phone: (720) 440-6100
ir@bonanzacrk.com

$1,000,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth various estimated expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. These expenses have been estimated solely for the purposes of this item. Actual expenses may vary.

SEC registration fee	$136,400
Printing expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Engineering fees and expenses		(1)
Miscellaneous		(1)

(1)
Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

        Pursuant to our Registration Rights Agreement, we will pay the expenses incurred in connection with the sale and distribution of the securities being registered on behalf of any selling stockholder, but the selling stockholders will pay the underwriting commissions and fees associated with the sale of their respective shares in any underwritten offering.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Our second amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation will be limited to the fullest extent permitted by the amended DGCL.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Our second amended and restated certificate of incorporation contains indemnification rights for our directors and our officers. Additionally, our second amended and restated bylaws provides that we will indemnify and advance expenses to any officer or director to the fullest extent authorized by the DGCL and that persons who are not directors or officers may be similarly indemnified for service to the company to the extent authorized by our board of directors. We have obtained directors' and officers' insurance to cover our directors, officers and some of our employees for certain liabilities. Further, we have entered into written indemnity agreements with our directors and executive officers. Under these agreements, if a director or officer makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors will review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnity agreement) us to indemnify the officer or director.

        The foregoing is only a general summary of certain aspects of Delaware law and our second amended and restated certificate of incorporation, and our second amended and restated bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL, our second amended and restated certificate of incorporation and second amended and restated bylaws.

ITEM 16.    EXHIBITS

        See "Exhibit Index."

ITEM 17.    UNDERTAKINGS

(a)
The Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to

  Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (5)   That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrant hereby undertakes that:

              (i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

             (ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 28, 2013.

BONANZA CREEK ENERGY, INC.
By:	/s/ MICHAEL R. STARZER
	Name:	Michael R. Starzer
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 28, 2013	By:	/s/ MICHAEL R. STARZER Michael R. Starzer, Director, President and Chief Executive Officer (Principal Executive Officer)
Date: January 28, 2013	By:	* Gary A. Grove, Director, Executive Vice President Engineering and Planning
Date: January 28, 2013	By:	* Wade E. Jaques, Vice President, Chief Accounting Officer, Controller and Treasurer (Principal Financial and Accounting Officer)
Date: January 28, 2013	By:	* Richard J. Carty, Chairman of the Board
Date: January 28, 2013	By:	* Marvin Chronister, Director
Date: January 28, 2013	By:	* Kevin A. Neveu, Director

Date: January 28, 2013	By:	* Gregory P. Raih, Director
Date: January 28, 2013	By:	* James A. Watt, Director

*By:	/s/ MICHAEL R. STARZER Michael R. Starzer, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description of Exhibit
1.1	*	Form of Underwriting Agreement

4.1		Second Amended and Restated Certificate of Incorporation of Bonanza Creek Energy, Inc., filed with the Secretary of State of the State of Delaware on December 16, 2011 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on December 22, 2011).

4.2		Second Amended and Restated Bylaws of Bonanza Creek Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on December 22, 2011).

4.3	*	Specimen of Certificate for Preferred Stock, par value $0.001.

4.4	†	Form of Senior Debt Indenture.

4.5	†	Form of Subordinated Debt Indenture.

4.6	*	Form of Warrant Agreement.

5.1	†	Opinion of Mayer Brown LLP.

12.1	†	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of Hein & Associates LLP.

23.2	†	Consent of Independent Petroleum Engineers, Cawley, Gillespie & Associates, Inc.

23.3	†	Consent of Mayer Brown LLP (included in Exhibit 5.1).

24.1	†	Power of Attorney.

25.1	**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.

†
Previously filed.

*
To be filed as an exhibit to a Current Report on Form 8-K of the registrant in connection with a specific offering.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.